EXHIBIT 13


                                POWER OF ATTORNEY

The undersigned hereby constitutes and appoints G. Wesley Voorheis as the undersigned's true and lawful authorized representative and attorney-in-fact to execute for and on behalf of the undersigned and to file with the United States Securities and Exchange Commission and any other authority any Schedule 13D, and any amendments thereto, on behalf of the undersigned in accordance with Section 13 of the of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules promulgated thereunder.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of the rights and powers herein granted, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13 or any other provision of the 1934 Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Schedule 13D, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Power of Attorney is governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of February, 2007.



                                       4322525 CANADA INC.

                                       By: /s/ R. C. Benson
                                           ------------------------------------
                                           Name: Randall C. Benson
                                           Title: President